EXHIBIT 99.2

Pro Forma Financial Impact

Summit Financial Group, Inc.'s Acquisition of Peoples Bankshares, Inc.

July 24, 2018

Summit FINANCIAL GROUP
Strength. Vision. Prosperity.

Forward-Looking Statements

This pro forma financial impact presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about (i) the benefits of a merger between Peoples Bankshares, Inc. ("Peoples") and Summit Financial Group, Inc. ("Summit"), including future financial and operating results, cost savings enhancements to revenue and accretion to reported earnings that may be realized from the merger; (ii) Summit's and Peoples plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts; and (iii) other statements identified by words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "targets," "projects," or words of similar meaning generally intended to identify forward-looking statements. These forward-looking statements are based upon the current beliefs and expectations of the respective managements of Summit and Peoples and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the control of Peoples and Summit. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed in these forward-looking statements because of possible uncertainties.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) the businesses of Summit and Peoples may not be combined successfully, or such combination may take longer, be more difficult, time-consuming or costly to accomplish than expected; (2) the expected growth opportunities or cost savings from the merger may not be fully realized or may take longer to realize than expected; (3) deposit attrition, operating costs, customer losses and business disruption following the merger, including adverse effects on relationships with employees, may be greater than expected; (4) the regulatory approvals required for the merger may not be obtained on the proposed terms or on the anticipated schedule;

Forward-Looking Statements continued

(5) the stockholders of Peoples may fail to approve the merger; (6) legislative or regulatory changes, including changes in accounting standards, may adversely affect the businesses in which Summit and Peoples are engaged; (7) changes in the interest rate environment may adversely affect net interest income; (8) results may be adversely affected by continued diversification of assets and adverse changes to credit quality; (9) competition from other financial services companies in Summit's and Peoples' markets could adversely affect operations; and (10) the economy could experience a slowdown that could adversely affect credit quality and loan originations. Additional factors, that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in Summit's reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission and available on the SEC's Internet site (http://www.sec.gov).

Summit and Peoples caution that the foregoing list of factors is not exclusive. All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to Summit or Peoples or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Summit and Peoples do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

Summit FINANCIAL GROUP
Strength. Vision. Prosperity.

Pro Forma Financial Impact

Key Assumptions

- Aggregate transaction value of approximately $25.5 million, paid 50% in Summit common stock (exchange ratio of 1.7193 per share of Peoples) and 50% in cash ($47.00 per share of Peoples).
- One-time pre-tax deal and restructuring costs of approximately $1.8 million
- Cost savings
  - 40% of Peoples' noninterest expense base
  - 100% of cost savings realized in 2019
- Loan growth using People's excess liquidity, as follows:
  - 2019 - $15 million
  - 2020 - $15 million
- Gross loan credit mark of 1% ($500 thousand net total fair value adjustment)
- Total intangibles of $5.9 million created (core deposit intangible of $1.1 million, amortized over 10 years; goodwill of $4.8 million)
- Projected close early 2019

Estimated Pro Forma Impact

- Estimated Pro Forma Financial Results
  - Summit tangible book value dilution at close – $0.10 per share, or 0.7%; expected (dynamic) earnback period – 1.5 years
  - Summit Estimated EPS Accretion:
    - FY 2019 – 2.2%
    - FY 2020 – 2.6%
- Estimated Pro Forma Balance Sheet at Close
  - Assets – $2.25 billion
  - Loans – $1.70 billion
  - Deposits – $1.75 billion
  - Equity – $230 million
- Estimated Pro Forma Capital Ratios at Close
  - TCE / TA – 8.5 %
  - Tier 1 Leverage – 9.5%
  - CET1 RBC – 11.2%
  - Tier 1 RBC – 12.3%
  - Total RBC – 13.0%

Summit FINANCIAL GROUP
Strength. Vision. Prosperity.